EXHIBIT 10.1

Page 2 of 12

TABLE OF CONTENTS

Section	Document/Clause/Provision	Page No.
A	Standard Form 1449	1
B	Continuation of SF1449 (Block 19 – 24)	3
C	Contract Clauses	5
D	Contract Documents, Exhibits or Attachments	**Error! Bookmark not defined.**2

Points of Contact:

Contract Specialist: David Smythe; T: 770.488.2782; E: dsmythe@cdc.gov

Contracting Officer's Representative: Cornelious Martin – T: 404.639.0840 - E: IOQ8@cdc.gov

Vendor POC: Ray Taylor – T: 919.859.7915 E: rtaylor@BIOCRYST.com

Page 3 of12 SECTION B. Line Items & Supply Details Base Period: 09/01/2018 - 08/31/2019 ITEM SUPPLIES/ SERVICES QTY /UNIT UNIT PRICE EXTENDE D PRICE 0001 Peramivir (RAPIVAB 200mg/20ml vial - 3 doses per package) See Section B.2 for additional details. Ordering Period: 09/01/2018 - 08/31/2019 10,000 Packages $693.20 $6,932,000.00 Line(s) Of Accounting: 939ZWUX 26422018 75 - X - 0956 5664711101 $6,932,000 . 00 0 1 p . ti on P e . r1 0 d 1 : 09/01/2019 - 08/31/2020 ITEM SUPPLIES/ SERVICES QTY /UNIT UNIT PRICE EXTENDED PRICE 0002 Peramivir (RAPIVAB 200mg/20ml vial - 3 doses per package) See Section B.2 for additional details. Ordering Period: 09/0l/2019 - 08/31/2020 10,000 Packages $693.20 $6,932,000.00 0 1 P f 100 P e . no d 2 : 09/01/2020 - 08/31/2021 ITEM SUPPLIES/ SERVICES QTY /UNIT UNIT PRICE EXTENDED PRICE 0003 Peramivir (RAPIVAB 200mg/20ml vial - 3 doses per package) See Section B.2 for additional details. Ordering Period: 09/01/2020 - 08/31/2021 10,000 Packages $693.20 $6,932,000.00 0 1p: f100 P e . rao d 3 : 09/01/2021 - 08/31/2022 ITEM SUPPLIES/ SERVICES QTY /UNIT UNIT PRICE EXTENDED PRICE 0004 Peramivir (RAPIVAB 200mg/20ml vial - 3 doses per package) See Section B.2 for additional details . Ordering Period: 09/0l /2021 - 08/31/2022 10,000 Packages $693.20 $6,932,000.00 0 tioo Period 4: 09/01/2022 - 08/31/2023 ITEM SUPPLIES/ SERVICES T Y / UN IT UNIT PRICE EXTENDED PRICE

Page 4 of 12 0005 Peramivir (RAPIVAB 200mg/20ml vial - 3 doses per package) See Section B.2 for additional details . Ordering Period: 09/01/2022 - 08/31/2023 10 , 000 Packages $693.20 $6,932,000.00 Contract Total Value: $34,660,000.00 B.2 Shipping and Delivery Requirement 8 .2. 1 Product R e qu ire m e n t : Peramivir (RAPIVAB 200mg/20ml vial) . 10 , 000 packages of3 doses each - Base Period . 10,000 packages of3 doses each for each of 4 option periods. 8 .2 . 2 Pa c kin g R eq uir eme n ts : • At time of delivery to the Government, the Contractor is required to provide shelf life dating data. Contractor shall provide maximum shelf life. • No Partial Case or Packages quantities will be accepted • No Mixed Lot #'s per Case or per Packages will be accepted • One Lot number per pallet. The last pallet will be able to contain multiple lot numbers per PO; Lots must be clearly identified . • Lot numbers and quantities shall be included on the packing list • All pallets are to have the identical TyHi stack pattern except for the last final pallet • All product to be delivered on standard 48" by 40" pallet , not to exceed 60" in height, stretch wrapped and secured to pallet for safe transport • Full case quantities only . • Contractor shall contact designated POC to schedule delivery appointments. 8 . 2.3 Sh i ppin g and De li very S c h e d u l e: The Contracting Officer's Representative (COR) will disclose exact shipping location(s) after a Non - Disclosure Agreement is in place. The COR will also coordinate with the contractor on the delivery schedule for the product ordered within each CLIN period. 8 . 2 .4. Spec ial R e qu i r e m e nt s: The products produced and stored under this contract shall be FDA approved and shall be manufactured in accordance with the conditions approved by the Food and Drug Administration under appropriate patents for the medication . The current Good Manufacturing Practice regulations (cGMP's) ( 21 CFR Parts 210 211 ) will be the standard to be applied for manufacturing, processing and packing of drugs .

Page 5 of 12 SECTION C - Contract Clauses Section C.1 FAR, HHSAR Clauses 52.252 - 2 Clauses Incorporated by Reference (Feb 1998) This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text . Upon request, the Contracting Officer will make their full text available . Also, the full text of a clause may be accessed electronically at this/these address(es) : www . acquisition . gov SOURCE TITLE AND DATE FAR52.2l2 - 4 Contract Terms and Conditions - Commercial Items (Jan 2017) FAR 52.232 - 39 Unenforceability of Unauthorized Obligations (Jun 2013) FAR 52.232 - 40 Providing Accelerated Payments to Small Business Contractors (Dec 20,13) FAR 52.247.34 F.o.b. Destination (Nov 1991) HHSAR 352.239 - 74 Electronic and Information Technology Accessibility (Dec 2015) 5 2.217 - 6 - Option for Increased Quantity. (Mar 1989) The Government may increase the quantity of supplies called for in the Schedule at the unit price specified. The Contracting Officer may exercise the option by written notice to the Contractor within at any time during the performance period. Delivery of the added items shall continue at the same rate as the like items called for under the contract, unless the parties otherwise agree. 52.217 - 7 -- Option for Increased Quantity -- Separately Priced Line Item. (Mar 1989) The Government may require the delivery of the numbered line item, identified in the Schedule as an option item, in the quantity and at the price stated in the Schedule. The Contracting Officer may exercise the option by written notice to the Contractor within 20 days of the end of the performance period. Delivery of added items shall continue at the same rate that like items are called for under the contract, unless the parties otherwise agree. 52.212 - 5 Contract Terms and Conditions Required To Implement Statutes or Executive Orders Commercial Items. As prescribed in 12.30 I (b)(4), insert the following clause: CONTRACT TERMS AND CONDITIONS REQUIRED TO IMPLEMENT STATUTES OR EXECUTIVE ORDERS - COMMERCIAL ITEMS (AUG 2018) (a) The Contractor shall comply with the following Federal Acquisition Regulation (FAR) clauses, which are incorporated in this contract by reference, to implement provisions of law or Executive orders applicable to acquisitions of commercial items: (I) 52 . 203 - 19 , Prohibition on Requiring Certain Internal Confidentiality Agreements or Statements (JAN 2017 ) (section 743 of Division E, Title VII, of the Consolidated and Further Continuing Appropriations Act, 2015 (Pub . L . 113 - 235 ) and its successor provisions in subsequent appropriations acts (and as extended in continuing resolutions)) . (2) 52.204 - 2 Prohibition on Contracting for Hardware, Software, and Services Developed or Provided by Kaspersky Lab and Other Covered Entities (JUL 2018) (Section 1634 of Pub. L. 115 - 91). (3) 52.209 - I 0 , Prohibition on Contracting with Inverted Domestic Corporations (Nov 2015). (4) 52 . 233 - 3 , Protest After Award (AUG 1996) 3 1 U ... 3553 .

Page 6 of 12

(5) 52.233-4, Applicable Law for Breach of Contract Claim (OCT 2004)(Public Laws 108-77 and 108-78 (19 U.S.C. 3805 note)).

(b) The Contractor shall comply with the FAR clauses in this paragraph (b) that the Contracting Officer has indicated as being incorporated in this contract by reference to implement provisions of law or Executive orders applicable to acquisitions of commercial items:

[*Contracting Officer check as appropriate.*]

_x_ (1) 52.203-6, Restrictions on Subcontractor Sales to the Government (Sept 2006), with Alternate I (Oct 1995) (41 U.S.C. 4704 and 10 U.S.C. 2402).

_x_ (2) 52.203-13, Contractor Code of Business Ethics and Conduct (Oct 2015) (41 U.S.C. 3509)).

__ (3) 52.203-15, Whistleblower Protections under the American Recovery and Reinvestment Act of 2009 (June 2010) (Section 1553 of Pub. L. 111-5). (Applies to contracts funded by the American Recovery and Reinvestment Act of 2009.)

__ (4) 52.204-10, Reporting Executive Compensation and First-Tier Subcontract Awards (Oct 2016) (Pub. L. 109-282) (31 U.S.C. 6101 note).

__ (5) [Reserved].

__ (6) 52.204-14, Service Contract Reporting Requirements (Oct 2016) (Pub. L. 111-117, section 743 of Div. C).

__ (7) 52.204-15, Service Contract Reporting Requirements for Indefinite-Delivery Contracts (Oct 2016) (Pub. L. 111-117, section 743 of Div. C).

_x_ (8) 52.209-6, Protecting the Government's Interest When Subcontracting with Contractors Debarred, Suspended, or Proposed for Debarment. (Oct 2015) (31 U.S.C. 6101 note).

_x_ (9) 52.209-9, Updates of Publicly Available Information Regarding Responsibility Matters (Jul 2013) (41 U.S.C. 2313).

__ (10) [Reserved].

__ (11)(i) 52.219-3, Notice of HUBZone Set-Aside or Sole-Source Award (Nov 2011) (15 U.S.C. 657a).

__ (ii) Alternate I (Nov 2011) of 52.219-3.

__ (12)(i) 52.219-4, Notice of Price Evaluation Preference for HUBZone Small Business Concerns (OCT 2014) (if the offeror elects to waive the preference, it shall so indicate in its offer) (15 U.S.C. 657a).

__ (ii) Alternate I (JAN 2011) of 52.219-4.

__ (13) [Reserved]

__ (14)(i) 52.219-6, Notice of Total Small Business Set-Aside (Nov 2011) (15 U.S.C. 644).

__ (ii) Alternate I (Nov 2011).

__ (iii) Alternate II (Nov 2011).

__ (15)(i) 52.219-7, Notice of Partial Small Business Set-Aside (June 2003) (15 U.S.C. 644).

__ (ii) Alternate I (Oct 1995) of 52.219-7.

__ (iii) Alternate II (Mar 2004) of 52.219-7.

_x_ (16) 52.219-8, Utilization of Small Business Concerns (Nov 2016) (15 U.S.C. 637(d)(2) and (3)).

_x_ (17)(i) 52.219-9, Small Business Subcontracting Plan (Aug 2018) (15 U.S.C. 637(d)(4)).

__ (ii) Alternate I (Nov 2016) of 52.219-9.

__ (iii) Alternate II (Nov 2016) of 52.219-9.

__ (iv) Alternate III (Nov 2016) of 52.219-9.

__ (v) Alternate IV (Aug 2018) of 52.219-9.

__ (18) 52.219-13, Notice of Set-Aside of Orders (Nov 2011) (15 U.S.C. 644(r)).

__ (19) 52.219-14, Limitations on Subcontracting (Jan 2017) (15 U.S.C. 637(a)(14)).

_x_ (20) 52.219-16, Liquidated Damages—Subcon-tracting Plan (Jan 1999) (15 U.S.C. 637(d)(4)(F)(i)).

Page 7 of 12

__ (21) 52.219-27, Notice of Service-Disabled Veteran-Owned Small Business Set-Aside (Nov 2011) (15 U.S.C. 657 f).

__ (22) 52.219-28, Post Award Small Business Program Rerepresentation (Jul 2013) (15 U.S.C. 632(a)(2)).

__ (23) 52.219-29, Notice of Set-Aside for, or Sole Source Award to, Economically Disadvantaged Women-Owned Small Business Concerns (Dec 2015) (15 U.S.C. 637(m)).

__ (24) 52.219-30, Notice of Set-Aside for, or Sole Source Award to, Women-Owned Small Business Concerns Eligible Under the Women-Owned Small Business Program (Dec 2015) (15 U.S.C. 637(m)).

_x_ (25) 52.222-3, Convict Labor (June 2003) (E.O. 11755).

_x_ (26) 52.222-19, Child Labor—Cooperation with Authorities and Remedies (Jan 2018) (E.O. 13126).

_x_ (27) 52.222-21, Prohibition of Segregated Facilities (Apr 2015).

_x_ (28)(i) 52.222-26, Equal Opportunity (Sept 2016) (E.O. 11246).

(ii) Alternate I (FEB 1999) of 52.222-26.

_x__ (29)(i) 52.222-35, Equal Opportunity for Veterans (Oct 2015)(38 U.S.C. 4212).

(ii) Alternate I (JULY 2014) of 52.222-35.

_x__ (30)(i) 52.222-36, Equal Opportunity for Workers with Disabilities (July 2014) (29 U.S.C. 793).

(ii) Alternate I (JULY 2014) of 52.222-36.

_x_ (31) 52.222-37, Employment Reports on Veterans (FEB 2016) (38 U.S.C. 4212).

_x_ (32) 52.222-40, Notification of Employee Rights Under the National Labor Relations Act (Dec 2010) (E.O. 13496).

_x_ (33)(i) 52.222-50, Combating Trafficking in Persons (Mar 2015) (22 U.S.C. chapter 78 and E.O. 13627).

__ (ii) Alternate I (Mar 2015) of 52.222-50 (22 U.S.C. chapter 78 and E.O. 13627).

_x_ (34) 52.222-54, Employment Eligibility Verification (OCT 2015). (Executive Order 12989). (Not applicable to the acquisition of commercially available off-the-shelf items or certain other types of commercial items as prescribed in 22.1803.)

__ (35)(i) 52.223-9, Estimate of Percentage of Recovered Material Content for EPA–Designated Items (May 2008) (42 U.S.C. 6962(c)(3)(A)(ii)). (Not applicable to the acquisition of commercially available off-the-shelf items.)

__ (ii) Alternate I (May 2008) of 52.223-9 (42 U.S.C. 6962(i)(2)(C)). (Not applicable to the acquisition of commercially available off-the-shelf items.)

__ (36) 52.223-11, Ozone-Depleting Substances and High Global Warming Potential Hydrofluorocarbons (JUN 2016) (E.O. 13693).

__ (37) 52.223-12, Maintenance, Service, Repair, or Disposal of Refrigeration Equipment and Air Conditioners (JUN 2016) (E.O. 13693).

__ (38)(i) 52.223-13, Acquisition of EPEAT®-Registered Imaging Equipment (JUN 2014) (E.O.s 13423 and 13514).

__ (ii) Alternate I (Oct 2015) of 52.223-13.

__ (39)(i) 52.223-14, Acquisition of EPEAT®-Registered Televisions (JUN 2014) (E.O.s 13423 and 13514).

__ (ii) Alternate I (Jun 2014) of 52.223-14.

__ (40) 52.223-15, Energy Efficiency in Energy-Consuming Products (DEC 2007) (42 U.S.C. 8259b).

__ (41)(i) 52.223-16, Acquisition of EPEAT®-Registered Personal Computer Products (OCT 2015) (E.O.s 13423 and 13514).

__ (ii) Alternate I (Jun 2014) of 52.223-16.

_x_ (42) 52.223-18, Encouraging Contractor Policies to Ban Text Messaging While Driving (AUG 2011) (E.O. 13513).

__ (43) 52.223-20, Aerosols (JUN 2016) (E.O. 13693).

__ (44) 52.223-21, Foams (JUN 2016) (E.O. 13693).

__ (45)(i) 52.224-3, Privacy Training (JAN 2017) (5 U.S.C. 552a).

Page 8 of 12 _ (ii) Alternate I (JAN 2017) of52.224 - 3. _x_ (46) 52.225 - 1 , Buy American Supplies (May 20I4) ( ᪽ 4 1 ᪽ ᪽ ᪽ ᪽ = ᪽ = _ (47)(i) 52.225 - 3 , Buy American - Free Trade Agreements - Israeli Trade Act (May 2014) 41 U .. . chapter 83 , 19 U.S.C. 3301 note, 19 U.S.C. 2112 note, 19 U.S.C. 3805 note, 19 U.S.C. 4001 note, Pub. L. 103 - 182, 108 - 77, 108 - 78, 108 - 286, 108 - 302, 109 - 53, 109 - 169, 109 - 283, 110 - 138, 112 - 41, 112 - 42, and 112 - 43. _ (ii) Alternate I (May 2014) of 52.225 - 3 . _ (iii) Alternate II (May 2014) of 52.225 - 3 . _ (iv) Alternate III (May 2014) of 52.225 - 3 . _x_ (48) 52.225 - 5 , Trade Agreements (AUG 2018) 19 U . S . . 2 50 1 , et seq., 19 U.S.C. 330 I note). _x_ (49) 52.225 - 13 , Restrictions on Certain Foreign Purchases (June 2008) (E.O.'s, proclamations, and statutes administered by the Office ofForeign Assets Control ofthe Department ofthe Treasury). _ (50) 52.225 - 26 , Contractors Performing Private Security Functions Outside the United States (Oct 2016) (Section 862, as amended, ofthe National Defense Authorization Act for Fiscal Year 2008; 1 0 U . S.C . 2302 Note) . _ (51) 52.226 - 4 , Notice ofDisaster or Emergency Area Set - Aside (Nov 2007) ( 42 U.S.C. 5150 ) . _ (52) 52.226 - 5 , Restrictions on Subcontracting Outside Disaster or Emergency Area (Nov 2007) ( 4 2 U.S . 5150 ) . _ (53) 52.232 - 29 , Terms for Financing ofPurchases ofCommercial Items (Feb 2002) ( 41 U.S.C. 4505 , lQ U.S.C. 2307(0) . _ (54) 52.232 - 30 , Installment Payments for Commercial Items (Jan 2017) ( 41 U ... 4 5 0 5 , IO U.S.C . 2307(0) . _x_ (55) 52.232 - 33 , Payment by Electronic Funds Transfer System for Award Management (Jul 2013) C U U.S.C. 3332 ). _ (56) 52.232 - 34 , Payment by Electronic Funds Transfer - Other than System for Award Management (Jul 2013) ( 31 u.s.c. 3332 ) . _ (57) 52.232 - 36 , Payment by Third Party (May 2014) ( 3 1 U... 3332 ) . _ (58) 52.239 - 1 , Privacy or Security Safeguards (Aug 1996) ( 5 U.S.C. 552a ) . _ (59) 52.242 - 5 , Payments to Small Business Subcontractors (JAN 2017)(15 U.S.C.637(d)(12)). _ (60)(i) 52.247 - 64 , Preference for Privately Owned U.S. - Flag Commercial Vessels (Feb 2006) ( 46 U.S.C . Appx. 1241(b) and 1 0 U . S . C . 2 6 3 1 ) . _ (ii) Alternate I (APR 2003) of 52.247 - 64 . _ (iii) Alternate II (FEB 2006) of 52.247 - 64 . (c) The Contractor shall comply with the FAR clauses in this paragraph (c), applicable to commercial services, that the Contracting Officer has indicated as being incorporated in this contract by reference to implement provisions oflaw or Executive orders applicable to acquisitions ofcommercial items: [Contracting Officer check as appropriate.] _ (I) 52.222 - 17 , Nondisplacement ofQualified Workers (May 2014)(E.O. 13495). _ (2) 52.222 - 41 , Service Contract Labor Standards (AUG 2018) ( 4 1 U . S . . cha tcr 67 ) . _ (3) 52.222 - 42 , Statement ofEquivalent Rates for Federal Hires (May 2014) ( 2 9 U .. C.2 06 and 41 U.S.C . chapter 67 ) . _ (4) 52.222 - 43 , Fair Labor Standards Act and Service Contract Labor Standards - Price Adjustment (Multiple Year and Option Contracts) (Aug 2018) ( 29 U.S.C. 206 and 4 1 U . S . C . c h ap t e r 6 7 ) . _ (5) 52.222 - 44 , Fair Labor Standards Act and Service Contract Labor Standards - Price Adjustment (May 2014) ( 29 U.S.C. 206 and 41 U.S.C. chapter 67 ) . _ (6) 52.222 - 51 , Exemption from Application ofthe Service Contract Labor Standards to Contracts for Maintenance, Calibration, or Repair ofCertain Equipment - Requirements (May 2014) ( 4 1 U . .. cha t e r 67 ) . _ (7) 52.222 - 53 , Exemption from Application ofthe Service Contract Labor Standards to Contracts for Certain Services Requirements (May 2014) ( 4 1 U .. C. chapter 67 ) .

Page 9 of 12

__ (8) 52.222-55, Minimum Wages Under Executive Order 13658 (Dec 2015).

__ (9) 52.222-62, Paid Sick Leave Under Executive Order 13706 (JAN 2017) (E.O. 13706).

__ (10) 52.226-6, Promoting Excess Food Donation to Nonprofit Organizations (May 2014) (42 U.S.C. 1792).

__ (11) 52.237-11, Accepting and Dispensing of $1 Coin (Sept 2008) (31 U.S.C. 5112(p)(1)).

(d) *Comptroller General Examination of Record.* The Contractor shall comply with the provisions of this paragraph (d) if this contract was awarded using other than sealed bid, is in excess of the simplified acquisition threshold, and does not contain the clause at 52.215-2, Audit and Records—Negotiation.

(1) The Comptroller General of the United States, or an authorized representative of the Comptroller General, shall have access to and right to examine any of the Contractor's directly pertinent records involving transactions related to this contract.

(2) The Contractor shall make available at its offices at all reasonable times the records, materials, and other evidence for examination, audit, or reproduction, until 3 years after final payment under this contract or for any shorter period specified in FAR subpart 4.7, Contractor Records Retention, of the other clauses of this contract. If this contract is completely or partially terminated, the records relating to the work terminated shall be made available for 3 years after any resulting final termination settlement. Records relating to appeals under the disputes clause or to litigation or the settlement of claims arising under or relating to this contract shall be made available until such appeals, litigation, or claims are finally resolved.

(3) As used in this clause, records include books, documents, accounting procedures and practices, and other data, regardless of type and regardless of form. This does not require the Contractor to create or maintain any record that the Contractor does not maintain in the ordinary course of business or pursuant to a provision of law.

(e)(1) Notwithstanding the requirements of the clauses in paragraphs (a), (b), (c), and (d) of this clause, the Contractor is not required to flow down any FAR clause, other than those in this paragraph (e)(1) in a subcontract for commercial items. Unless otherwise indicated below, the extent of the flow down shall be as required by the clause—

(i) 52.203-13, Contractor Code of Business Ethics and Conduct (Oct 2015) (41 U.S.C. 3509).

(ii) 52.203-19, Prohibition on Requiring Certain Internal Confidentiality Agreements or Statements (Jan 2017) (section 743 of Division E, Title VII, of the Consolidated and Further Continuing Appropriations Act, 2015 (Pub. L. 113-235) and its successor provisions in subsequent appropriations acts (and as extended in continuing resolutions)).

(iii) 52.204-23, Prohibition on Contracting for Hardware, Software, and Services Developed or Provided by Kaspersky Lab and Other Covered Entities (JUL 2018) (Section 1634 of Pub. L. 115-91).

(iv) 52.219-8, Utilization of Small Business Concerns (Nov 2016) (15 U.S.C. 637(d)(2) and (3)), in all subcontracts that offer further subcontracting opportunities. If the subcontract (except subcontracts to small business concerns) exceeds $700,000 ($1.5 million for construction of any public facility), the subcontractor must include 52.219-8 in lower tier subcontracts that offer subcontracting opportunities.

(v) 52.222-17, Nondisplacement of Qualified Workers (May 2014) (E.O. 13495). Flow down required in accordance with paragraph (l) of FAR clause 52.222-17.

(vi) 52.222-21, Prohibition of Segregated Facilities (Apr 2015)

(vii) 52.222-26, Equal Opportunity (Sept 2016) (E.O. 11246).

(viii) 52.222-35, Equal Opportunity for Veterans (Oct 2015) (38 U.S.C. 4212).

(ix) 52.222-36, Equal Opportunity for Workers with Disabilities (Jul 2014) (29 U.S.C. 793).

(x) 52.222-37, Employment Reports on Veterans (Feb 2016) (38 U.S.C. 4212)

(xi) 52.222-40, Notification of Employee Rights Under the National Labor Relations Act (Dec 2010) (E.O. 13496). Flow down required in accordance with paragraph (f) of FAR clause 52.222-40.

(xii) 52.222-41, Service Contract Labor Standards (Aug 2018) (41 U.S.C. chapter 67).

(xiii)

Page 10 of 12 52.222 - 50 , Combating Trafficking in Persons (Mar 2015) ( 22 U . . . c h ap t e r 78 and E.O 13627). Alternate I (Mar 2015) of 52.222 - 50 ( 22 U .. C . chapter 78 and - . 1 3 6 27 ) . (xiv) 52.222 - 51 , Exemption from Application of the Service Contract Labor Standards to Contracts for Maintenance, Calibration, or Repair of Certain Equipment - Requirements (May 2014) ( 4 I U . S. . chapter 6 7 ) . (xv) 52.222 - 53 , Exemption from Application of the Service Contract Labor Standards to Contracts for Certain Services - Requirements (May 2014) ( 4 1 U . S .C. cha t e r 6 7 ) . (xvi) 52.222 - 54 , Employment Eligibility Verification (OCT 2015) (E.O. 12989). (xvii) 52.222 - 5 5 Minimum Wages Under Executive Order 13658 (Dec 2015). (xviii) 52.222 - 62 , Paid Sick Leave Under Executive Order 13706 (JAN 2017) (E.O. 13706). (xix)(A) 52.224 - 3 , Privacy Training (JAN 2017) (5 U.S.C. 552a). (B) Alternate I (JAN 2017) of 52.224 - 3 . (xx) 52.225 - 26 , Contractors Performing Private Security Functions Outside the United States (Oct 2016) (Section 862, as amended, of the National Defense Authorization Act for Fiscal Year 2008; 1 0 U . S.C . 23 0 2 Not e} . (xxi) 52.226 - 6 , Promoting Excess Food Donation to Nonprofit Organizations (May 2014) ( 42 U.S.C . 1792 ) . Flow down required in accordance with paragraph (e) ofFAR clause 52.226 - 6 . (xxii) 52.247 - 64 , Preference for Privately Owned U.S. - Flag Commercial Vessels (Feb 2006) ( 46 .S. C . Appx. 1241 (b) and I O U. · . . 263 I ) . Flow down required in accordance with paragraph (d) of FAR clause 52.247 - 64 . (2) While not required, the Contractor may include in its subcontracts for commercial items a minimal number of additional clauses necessary to satisfy its contractual obligations. Section C.2. Evaluation of Contractor Performance Utilizing CPARS & CPARS Requirements 1. CDC42.0002 Evaluation of Contractor Performance Utilizing CPARS (April 2013) In accordance with FAR 42.15, the Centers for Disease Control and Prevention (CDC) will review and evaluate contract performance. FAR 42.1502 and 42.1503 requires agencies to prepare evaluations of contractor performance and submit them to the Past Performance Information Retrieval System (PPIRS). The CDC utilizes the Department of Defense (DOD) web - based Contractor Performance Assessment Reporting System (CPARS) to prepare and report these contractor performance evaluations. All information contained in these assessments may be used by the Government, within the limitations ofFAR 42.15, for future source selections in accordance with FAR 15.304 where past performance is an evaluation factor. The CPARS system requires a contractor representative to be assigned so that the contractor has appropriate input into the performance evaluation process. The CPARS contractor representative will be given access to CPARS and will be given the opportunity to concur or not - concur with performance evaluations before the evaluations are complete. The CPARS contractor representative will also have the opportunity to add comments to performance evaluations. The assessment is not subject to the Disputes clause of the contract, nor is it subject to appeal beyond the review and comment procedures described in the guides on the CPARS website. Refer to: www.cpars.gov for details and additional information related to CPARS, CPARS user access, how contract performance assessments are conducted, and how Contractors participate. Access and training for all persons responsible for the preparation and review of performance assessments is also available at the CPARS website. The contractor shall provide the CDC contracting office with the name, e - mail address, and phone number of their designated CPARS representative who will be responsible for logging into CPARS and reviewing and commenting on performance evaluations. The contractor shall maintain a current representative to serve as the contractor representative in CPARS. It is the contractor's responsibility to notify the CDC contracting office, in writing (letter or email), when their CPARS representative information needs to be changed or updated. Failure to maintain current CPARS contractor representative information will result in the loss of an opportunity to review and comment on performance evaluations. C.

Page 11 of 12

CDCAG001 – Invoice Submission (Jul 2017)

(a) The Contractor shall submit the original contract invoice/voucher as described below to:

The Centers for Disease Control and Prevention
Office of Financial Resources (OFR)
P.O. Box 15580
Atlanta, GA 3033

Or – The Contractor may submit the original invoice via facsmile or email:

Fax: 404-638-5324

Email: FMOAPINV@CDC.GOV

NOTE: Submit to only one (1) of the above locations.

(b) The contractor shall submit 2 copies of the invoice to the cognizant contracting office previously identified in this contract. These invoice copies shall be addressed to the attention of the Contracting Officer.

(c) The Contractor is ☒, is not ☐ required to submit a copy of each invoice directly to the Contracting Officer's Representative (COR) concurrently with submission to the Contracting Officer.

(d) In accordance with 5 CFR part 1315 (Prompt Payment), CDC's Office of Financial Resources is the designated billing office for the purpose of determining the payment due date under FAR 32.904.

(e) The Contractor shall include (as a minimum) the following information on each invoice:

(1) Contractor's Name & Address
(2) Contractor's Tax Identification Number (TIN)
(3) Purchase Order/Contract Number and Task Order Number, if Appropriate
(4) Invoice Number
(5) Invoice Date
(6) Contract Line Item Number and Description of Item
(7) Quantity
(8) Unit Price & Extended Amount for each line item
(9) Shipping and Payment Terms
(10) Total Amount of Invoice
(11) Name, title and telephone number of person to be notified in the event of a defective invoice
(12) Payment Address, if different from the information in (c)(1).
(13) DUNS + 4 Number
(14) Electronic funds transfer (EFT) banking information

(End of Clause)

Page 12 of 12 SECTION D. Attachments Attachment No. 1, Non - disclosure agreement

EXHIBIT I Centers for Disease Control and Prevention (CDC) Contractor Non - Disclosure Agreement I. Non - public Information BioCryst Pharmaceutical, Inc . understands that in order to fulfill the responsibilities pursuant to Peramivir/Rapivab 75 D 301 - 18 - C - 02984 between the Centers for Disease Control and Prevention and BioCryst Pharmaceutical, Inc . , 09 / 01 / 2018 , employees of BioCryst Pharmaceutical, Inc . will have access to non - public information, including confidential and privileged information contained in government - owned information technology systems . For purposes of this agreement, confidential information means government information that is not or will not be generally available to the public . Privileged information means information which can not be disclosed without the prior written consent of the CDC . In order to properly safeguard non - public information, BioCryst Pharmaceutical, Inc . agrees to ensure that prior to being granted access to government information or the commencement of work for the CDC, whichever is applicable, all employees will sign a Non - Disclosure Agreement (NDA) provided by the CDC prior to beginning work for the CDC . Contractor agrees to submit to the contracting official the original signed copies of NDAs signed by the contractor’s employees in accordance with the instructions provided by the contracting official . Failure to provide signed NDAs in accordance with this agreement and instructions provided by the contracting official could delay or prevent the employee from commencing or continuing work at the CDC until such agreement is signed and returned to the contracting official . Contractor further agrees that it will not cause or encourage any employee to disclose, publish, divulge, release, or make known in any manner or to any extent, to any individual other than an authorized Government employee any non - public information that the employee may obtain in connection with the performance of the employee’s responsibilities to the CDC . II. Procurement - Sensitive Information Contractor further agrees that it will not cause or encourage any employee to disclose, publish, divulge, release, or make known in any manner or to any extent, to any individual, other than an authorized Government employee, any procurement - sensitive information gained while in connection with fulfilling the employee’s responsibilities at the CDC . For purposes of this agreement, procurement - sensitive information includes, but is not limited to, all information in Statements of Work (SOW), Requests for Contract (RFC), and Requests for Proposal (RFP) ; Responses to RFPs, including questions from potential offerors ; non - public information regarding procurements ; all documents, conversations, discussions, data, correspondence, electronic mail (e - mail), presentations, or any other written or verbal communications relating to, concerning, or affecting proposed or pending solicitations or awards ; procurement data ; contract information plans ; strategies ; source selection information and documentation ; offerors’ identities ; technical and cost data ; the identity of government personal involved in the solicitation ; the schedule of key technical and procurement events in the award determination process ; and any other information that may provide an unfair competitive advantage to a contractor or potential contractor if improperly disclosed to them, or any of their employees . Contractor understands and agrees that employee access to any procurement - sensitive information may create a conflict of interest which will preclude contractor from becoming a competitor for any acquisition(s) resulting from this information . Therefore, if an employee participates in any discussions relating to procurement - sensitive information, assists in developing any procurement - sensitive information, or otherwise obtains any procurement - sensitive information during the course of performing duties at the CDC, contractor understands and agrees that contractor are be excluded from competing for any acquisition(s) resulting from this information . III. Identification of Non - Government Employees Contractor understands that its employees are not agents of the Government . Therefore, unless otherwise directed in writing by the CDC, contractor agrees to assist and monitor employee compliance with the following identification procedures : A. At the beginning of interactions with CDC employees, employees of other governmental entities, members of the public, or the media (when such communication or interaction relates to the contractor’s work with the CDC), contractors’ employees will identify themselves as an employee of a contractor . B. Contractors’ employees will include the following disclosures in all written communications, including outgoing electronic mail (e - mail) messages, in connection with contractual duties to the CDC :

Employee’s name BioCryst Pharmaceutical, Inc. Division of Strategic National Stockpile Centers for Disease Control and Prevention C. At the beginning of telephone conversations or conference calls, contractors’ employees will identify themselves as an employee of a contractor. D. Contractors should not wear any CDC logo on clothing, except for a CDC issued security badge while carrying out work for CDC or on CDC premises. The only other exception is when a CDC management official has granted permission to use the CDC logo. E. Contractors’ employees will program CDC voice mail message to identify themselves as an employee of a contractor. I understand that federal laws including, 18 U . S . C . 641 and 18 U . S . C . 2071 , provide criminal penalties for, among other things, unlawfully removing, destroying or converting to personal use, or use of another, any public records . Contractor acknowledges that contractor has read and fully understands this agreement . Name of contractor: Signature of Authorized Representative of Contractor: Date: Copies retained by: contracting official and contractor

EXHIBIT II Centers for Disease Control and Prevention (CDC) Contractors’ Employee Non - Disclosure Agreement I . Non - Public Information I understand that in order to fulfill my responsibilities as an employee of [Name of CDC contractor], I will have access to non - public information, including confidential and privileged information contained in government - owned information technology systems . For purposes of this agreement, confidential information means government information that is not or will not be generally available to the public . Privileged information means information which can not be disclosed without the prior written consent of the CDC . I [Name of Employee], agree to use non - public information only in performance of my responsibilities to the CDC . I agree further that I will not disclose, publish, divulge, release, or make known in any manner or to any extent, to any individual other than an authorized Government employee, any non - public information that I may obtain in connection with the performance of my responsibilities to the CDC . II . Procurement - Sensitive Information I further agree that unless I have prior written permission from the CDC, I will not disclose, publish, divulge, release, or make known in any manner or to any extent, to any individual other than an authorized Government employee, any procurement - sensitive information gained in connection with the performance of my responsibilities to the CDC . I specifically agree not to disclose any non - public, procurement - sensitive information to employees of my company or any other organization unless so authorized in writing by the CDC . For purposes of this agreement, procurement - sensitive information includes, but is not limited to, all information in Statements of Work (SOW), Requests for Contract (RFC), and Requests for Proposal (RFP) ; Responses to RFPs, including questions from potential offerors ; non - public information regarding procurements ; all documents, conversations, discussions, data, correspondence, electronic mail (e - mail), presentations, or any other written or verbal communications relating to, concerning, or affecting proposed or pending solicitations or awards ; procurement data ; contract information plans ; strategies ; source selection information and documentation ; offerors’ identities ; technical and cost data ; the identity of government personal involved in the acquisition ; the schedule of key technical and procurement events in the award determination process ; and any other information that may provide an unfair competitive advantage to a contractor or potential contractor if improperly disclosed to them, or any of their employees . I understand and agree that my access to any procurement - sensitive information may create a conflict of interest which will preclude me, my current employer, or a future employer from becoming a competitor for any resulting government acquisition derived from this information . Therefore, if I participate in any discussions relating to procurement - sensitive information, assist in developing any procurement - sensitive information, or otherwise obtain any procurement - sensitive information during the course of performing my duties at the CDC, I understand and agree that I, my current employer, and any future employer(s) are excluded from competing for any resulting acquisitions . III. Special Non - Disclosure Clause for Contractors with Access to CDC Grants Management and Procurement - Related Information Technology Systems In addition to complying with the non - disclosure requirements and safeguards stated above, I understand that my authorization to use CDC’s grants management and procurement systems is strictly limited to the access and functions necessary for the performance of my responsibilities to the CDC and which have been approved in advance by the CDC . I understand that I am not authorized to enter procurement requests for any requirements pertaining to contracts or subcontracts held by me or my employer . IV. Identification as a Non - Government Employee I understand that as an employee of a government contractor, I represent an independent organization and I am not an agent of the Government . Therefore, I agree that unless I have prior written authorization from the CDC, I will, at the beginning of interactions with CDC employees, employees of other governmental entities, members of the public, or the media (when such communication or interaction relates to the contractor’s work with the CDC), identify myself as an employee of a contractor. I further agree to use the following identification procedures in connection with my work at the CDC: A. I will include the following disclosures in all written communications, including outgoing electronic mail (e - mail) messages: Employee’s name Name of contractor Center or office Affiliation Centers for Disease Control and Prevention B. I will identify myself as an employee of a contractor at the beginning of telephone conversations or conference calls; C. I will not wear any CDC logo on clothing, except for a CDC issued security badge while carrying out work for CDC or on CDC premises ; the only other exception is when a CDC management official has granted permission to use the CDC logo . D. I will program my CDC voice mail message to identify myself as a contractors’ employee. I understand that federal laws including, 18 U . S . C . 641 and 18 U . S . C . 2071 , provide criminal penalties for, among other things, unlawfully removing, destroying or converting to personal use, or use of another, any public records . I acknowledge that I have read and fully understand this agreement . Name of contractor: Name of Employee: Signature of Employee: Date: Copies retained by: contracting official, contractor, and Employee (End of Clause)